Exhibit 13.1

CERTIFICATION OF WILLIAM MORRO, MANAGING DIRECTOR OF

BLUENRGY GROUP LIMITED PURSUANT TO SECTION 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No.1 on Form 20-F/A to the Annual Report of BlueNRGY Group Limited (the “Company”) on Form 20-F for the period ending June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 10, 2015

By:	/s/ William Morro
Name: William Morro
Title: Managing Director
(Principal Executive Officer)